Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM(1)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Cowen Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
New York, New York

March 4, 2016